Aetna Inc.
                                             151 Farmington Avenue
                                             Hartford, CT  06156-3124



                                             Amy R. Doberman
                                             Counsel
                                             Law Division, RE4A
April 27, 1998                               Investments & Financial Services
                                             (860) 273-1409
                                             Fax: (860) 273-0356


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: Filing Desk

Re:  Aetna Variable Encore Fund
     Post-Effective Amendment No. 43 to
     Registration Statement on Form N-1A
     (File No. 2-53038 and 811-2565)

Dear Sir or Madam:

The undersigned serves as counsel to Aeltus Investment Management, Inc., the investment adviser, effective May 1, 1998, to Aetna Variable Encore Fund, a Massachusetts business trust (the "Fund"). It is my understanding that the Fund has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "1933 Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act").

Insofar as it relates or pertains to the Fund, I have reviewed the prospectus and the Fund's Registration Statement on Form N-1A, as amended to the date hereof, filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, pursuant to which the Shares will be sold (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Maryland and the District of Columbia, and do not purport to be an expert on the laws of any other state.


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Based upon the foregoing, and assuming the securities are issued and sold in accordance with the provisions of the Fund's Declaration of Trust and the Registration Statement, I am of the opinion that the securities will when sold be legally issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Amy R. Doberman

Amy R. Doberman
Counsel